9


                               STRATEGIC AGREEMENT

         THIS STRATEGIC AGREEMENT (this "Agreement") is made and entered into effective as of September 29, 2003, by and among Bridgewater International Group, LLC, a Utah limited liability company ("BIG"), Kent I. Madsen ("Madsen"), Robert A. Madsen ("R. Madsen") and Atlas Management Partners, LLC, a Utah limited liability company ("Atlas"). BIG, Madsen, R. Madsen and Atlas are sometimes referred to as the "Parties."

                                    RECITALS

         A. Each of the Parties except Atlas owns voting capital stock in MACC Private Equities, Inc. ("MACC"), a Delaware corporation whose stock is listed for trading on the Nasdaq SmallCap market.

         B. Atlas is a Utah limited liability company of which Madsen is the sole manager and Madsen and BIG are the only members. BIG, Madsen and Atlas have entered into a Shareholder and Voting Agreement pursuant to which BIG has granted to Atlas a proxy, irrevocable during the term of that agreement, to vote its capital shares in MACC.

         C. It is the intention of the Parties that Atlas will, at some time estimated to be no later than May 2004, be appointed to act as investment manager of MACC and MorAmerica Capital Corp., an investment fund that is a wholly owned subsidiary of MACC.

         D. At such time as Atlas becomes the investment manager of MACC and MorAmerica Capital Corp., the Parties intend that the Articles of Organization of Atlas and the Operating Agreement of Atlas will be amended and restated to name all of the Parties as Members of Atlas and to name Madsen, BIG and Geoffrey
T. Woolley ("Woolley") as Managers of Atlas.

         E. It is the intent of the Parties that BIG will loan Atlas up to $300,000.00 pursuant to a Promissory Note of even date herewith (the "BIG Note").

         F. The Parties desire to set forth their agreements in writing.

                                    AGREEMENT

           In consideration of the foregoing recitals, the mutual promises and obligations set forth hereafter, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment of Atlas Articles of Organization and Operating Agreement. The parties agree that concurrently with the execution of investment management agreements between Atlas and both MACC and MorAmerica Capital Corp. (the "Commencement"), the Articles of Organization of Atlas shall be amended and restated substantially in the form attached hereto as Exhibit "A-1" and the Operating Agreement of Atlas shall be amended and restated substantially in the form attached hereto as Exhibit "A-2."

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         2. BIG Management Agreement.  Simultaneously with the Commencement, BIG and Atlas shall enter into a Management Agreement pursuant to which BIG shall agree to serve as a Manager of Atlas, which Management Agreement shall be substantially in the form attached as Exhibit "B."

         3. Woolley Capital Commitment. Subject to occurrence of the Commencement, Woolley has committed to make capital available to MACC or Atlas substantially in accordance with the terms generally outlined on the term sheet attached as Exhibit "C." It is the intent of the Parties that the BIG Note and Woolley's capital commitment will be on substantially similar terms and will be drawn down at the same time and the proceeds invested for the same purposes, and the BIG Note may be amended accordingly when the final terms of Woolley's capital commitment are determined.

         4. Failure of Commencement. If the Commencement has not occurred by the date one year from the date of this Agreement, then (i) this Agreement shall automatically terminate and all Parties shall be released from all obligations hereunder, other than the obligation of Atlas under Paragraph 9, (ii) the Voting Agreement shall automatically terminate and all parties thereto shall be released from all obligations thereunder, and (iii) the BIG Note shall become immediately due and payable.

         5. Vote for BIG Nominee to MACC Board. In each election of directors of MACC beginning on the first election of directors following the Commencement, and continuing until the termination of the Shareholder and Voting Agreement among BIG, Madsen and Atlas (the "Voting Agreement"), Atlas agrees that it shall cast all of the votes of the MACC Shares (as defined in the Voting Agreement) for at least one (1) board of director candidate nominated or recommended by BIG; provided that such nominee is approved by Atlas, which approval shall not be withheld if the candidate is legally qualified to so serve. If the candidate nominated or recommended by BIG and approved by Atlas has not been nominated by the management of MACC, Atlas shall take such reasonable steps as may be necessary to have such person nominated and included in MACC's proxy statement in accordance with MACC's by-laws. BIG hereby recommends, and Atlas approves and agrees to cast all of the votes of the MACC Shares for the election of, Ben Jiaravanon as BIG's initial nominee for the board of directors of MACC. BIG may change such recommendation at any time prior to the next election for the board of directors of MACC.

         6. BIG Designee as Atlas Voting Managing Director. Concurrently with the Commencement, and continuing until the termination of the BIG Management Agreement, BIG shall be entitled to designate one (1) Voting Managing Director of Atlas, and the Parties each agree that they shall do all things necessary or desirable to cause BIG's designee to be named as a Voting Managing Director, including, if necessary, casting an affirmative vote in the Party's capacity as a member or manager of Atlas. BIG hereby designates Tim Bridgewater as BIG's initial designee as a Voting Managing Director of Atlas. BIG may replace its designated Voting Managing Director at any time

         7. Participation in MACC Equity. Commencing with the Commencement, and continuing until the termination of the Voting Agreement, Atlas shall use its best efforts to support the ability of BIG to participate as an investor in any sale or issuance of equity securities by MACC, on terms as favorable as those


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being offered to any other  investor,  so that BIG will have the  opportunity to maintain BIG's proportional ownership in MACC similar to preemptive rights. BIG's participation in any offering will be conditioned on BIG being legally entitled to participate therein without MACC incurring material additional effort or expense.

         8. Conversion of MACC to Registered Investment Company. The Parties agree that Atlas should generally support the goal of converting MACC to a Registered Investment Company within approximately 3 to 5 years after the Commencement, if it is the best interest of MACC. Any decision to become a Registered Investment Company will be made by the board of directors of MACC if they consider it to be in the best interests of MACC, and subject to favorable economic conditions.

         9. Transaction Expenses. The Parties agree that Atlas shall reimburse BIG and Madsen for reasonable costs and expenses incurred by BIG and Madsen in connection with the creation of Atlas and BIG, the negotiation and preparation of the definitive agreements between the Parties, the negotiation and documentation of the purchase of MACC stock by both BIG and Madsen, and the negotiation and preparation of agreements whereby Atlas will become investment manager of MACC and MorAmerica.

         10. Agreements Prior to Commencement.

                  10.1 During the period prior to Commencement, Atlas will provide BIG with monthly financial reports reflecting Atlas's activities, assets and liabilities.

                  10.2 During the period prior to Commencement no membership interest in Atlas shall be transferred nor shall Atlas issue any additional membership interests; provided that in the event of the death or disability of Madsen his interest in Atlas may be transferred to Todd Stevens.

                  10.3 During the period prior to Commencement Atlas will not pay or accrue any salary management fee or similar expenses to related parties; provided that Atlas may reimburse such parties for actual out of pocket costs reasonably incurred.

         11. Tag-Along Rights. In the event that one or more of the Parties other than Atlas elect to sell all or part of their membership interest in Atlas (the "Selling Members") and have received a bona fide offer therefor, the Selling Members shall notify the other Parties (the "Sale Notice"), including in such notice the details of the proposed sale including price, quantity (i.e. the Profit Participating Percentage to be sold), other terms of sale and the identity of the proposed purchaser. If the Selling Members receive consent to sell membership interests as provided in the Second Amended and Restated Operating Agreement, then all of the Parties other than Atlas shall have "Tag-Along Rights" to participate in the sale of such interests to the extent provided herein. The Tag-Along Rights shall be exercised by making an affirmative election to exercise such rights to be sent in writing to the Selling Members within 45 days after receipt of the Selling Members' notice (the "Election Notice"). The Election Notice shall state the amount of interests which such Party desires to sell at the price stated in the Sale Notice, which


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

shall be equal to (or less than) the Profit Participating Percentage held by such participating Party multiplied by the same percentage as the percentage of Profit Participating Percentage to be sold by the Selling Members bears to the total number of Profit Participating Percentage then outstanding. The amount of Profit Participating Percentage specified in the Election Notice shall then be purchased by the purchaser or purchasers of Profit Participating Percentage of the Selling Members at the same price and at the same time as the purchase of the Profit Participating Percentage of the Selling Members Member and as a condition to approval of such transfer.

         12.  Termination.   This  Agreement  shall  terminate  as  provided  in
Paragraph 4 above or upon termination of the Voting Agreement, whichever occurs first.

         13. Securities Filings. Each of the Parties who is required to file reports of ownership of the MACC Shares (including Schedule 13D and Form 3, 4 and 5) with the Securities and Exchange Agreement agrees to timely file such reports on a timely basis. During the period that some or all of the Parties may be considered a "group" for purposes of Schedule 13D, the members of the group agree to promptly report to all other members of the group any acquisition or disposition of MACC securities. Each of the Parties (an "Indemnifying Party") agrees to indemnify the other Parties from and against any liabilities arising from (i) the Indemnifying Party's failure to timely or accurately file a required report with the SEC, or (ii) the Indemnifying Party's failure to report information regarding the Indemnifying Party's ownership of MACC securities which results in the other Party filing a misleading report with the SEC.

         14. Take-over of MACC. The Parties agree that neither they nor their affiliates shall seek to purposefully take control, directly or indirectly, of MACC or its management other than through Atlas and the agreements among the Parties described herein.

         15. Miscellaneous Provisions.

                  15.1 Notices. Without precluding any other sufficient form of notice, all notices, demands, or other communications under this Agreement shall be deemed given as outlined below if sent by fax or first class mail, to the most recent address given by the party to whom notice is given and directed to the attention of the individual(s) specified in any communication as contact persons or individuals authorized to receive notice on behalf of a party. Without limiting any means by which a Party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

                                  15.1.1 if sent by first class mail, 5 days (if posted within a country to an address in the same country) or 10 days (if posted from one country to another) after the date of posting; or

                                  15.1.2 if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number.

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

                  15.2 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other, except that a merger, consolidation, or sale of substantially all of the assets of any party shall not be considered an assignment and shall not require the other party's consent. If assignment is permitted hereunder, this Agreement shall be binding upon the parties' permitted successors, heirs, devisees, divisions, subsidiaries, officers, directors, employees, and agents and any and all persons or entities in privity with them or having notice of this Agreement.

                  15.3 Waiver. Failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for herein, shall in no way be considered as a waiver of such provisions, rights, or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights, or elections which it may have under this Agreement. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, or waiver of, or excuse for any other, different, or subsequent breach.

                  15.4 Headings. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

                  15.5 Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah. Any action to enforce the terms of this Agreement shall be brought and prosecuted in the state or federal courts sitting in the State of Utah. All parties submit to the jurisdiction of the courts sitting in the State of Utah and agree that venue shall be proper in Salt Lake County, State of Utah. Nothing herein shall prevent either party from seeking removal to federal court of an action filed in state court to the extent permitted by law.

                  15.6 Entire Agreement. The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement together with the other agreements referenced herein shall constitute the complete and exclusive statement of the Agreement among them and that this Agreement supersedes all proposals, oral or written, and all other communications among them relating to the subject matter of this Agreement.

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                  15.7   Tax  Benefits.  Should  any  Party  discover  that more
                         favorable tax treatment is allowed under U.S. tax law by adjusting the structure of these agreements or entities, changes will be reasonably allowed as long as no economic changes are suffered by the other Parties.

                  15.8 Changes to the Documents. Any and all contractual agreements considered under this Agreement can only be amended by a writing signed by all of the Parties

                  15.9 Reliance on Facsimile Signatures, Counterparts. This Agreement maybe executed in two counterparts, each of which shall be deemed an original and which taken together shall constitute a single instrument. The delivery of a counterpart signature by facsimile shall be effective as delivery of a manually signed original and the receiving party may rely thereon for all purposes.

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         IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date and year first above written.

BIG:
BRIDGEWATER INTERNATIONAL GROUP, LLC



By: /s/ Benjamin Jiaravanon
    -----------------------
Its:  Manager




/s/ KENT MADSEN
----------------------------------------
Kent I. Madsen




Robert A. Madsen


ATLAS MANAGEMENT PARTNERS, LLC


By /s/ KENT MADSEN
  --------------------------------------
      Kent I. Madsen, Its Manager


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                                    Exhibit C
                                   Term Sheet

Subject to the Commencement (as defined in the Agreement dated September 29, 2003 to which this Term Sheet is attached) and negotiation of final terms, Geoffrey T. Woolley commits to provide capital to Atlas Management Partners, LLC ("Atlas") on the following general terms:

Purpose: To provide working capital to MACC Private Equities, Inc. or Atlas or to other similar purposes chosen by Atlas

Borrower:         MACC Private Equities,  Inc. ("MACC"),  Atlas or other similar borrower chosen by Atlas

Lender:           Geoffrey T. Woolley or designee

Guarantor:        Atlas (non-recourse)

Amount:           Up to $500,000, with an initial draw of $250,000

Term:             36 months

Interest:         9% per annum, compounded quarterly

Payments:         Interest only, paid quarterly, balloon on maturity

Option: If MACC or another publicly held company is the borrower, 100% of the drawn loan will be convertible into common shares of the borrower at a 20% premium to the market price on the date of the initial loan draw. The option to convert will be valid until the end of the loan term or the earlier prepayment of the loan.

Tag-Along Rights: In the event that one or more of the Bridgewater International
                  Group, LLC, a Utah limited liability Company ("BIG"), Kent I. Madsen ("Madsen"), Robert A. Madsen ("R. Madsen"), Geoffrey T. Woolley ("Woolley") and Atlas Management Partners, LLC, a Utah limited liability company ("Atlas"). BIG, Madsen, R. Madsen, Woolley and Atlas are sometimes referred to as the "Parties." Other than Atlas elect to sell all or part of their membership interest in Atlas (the "Selling Members") and have received a bona fide offer therefore, the Selling Members shall notify the other Parties (the "Sale Notice"), including in such notice the details of the proposed sale including price, quantity (i.e. the Profit Participating Percentage to be sold), other terms of sale and the identity of the proposed purchaser. If the Selling Members receive consent to sell membership interests as provided in the Second Amended and Restated Operating Agreement, then all of the Parties other than Atlas shall have "Tag-Along Rights" to participate in the sale of such interests to the extent provided herein. The Tag-Along Rights shall be exercised by making an affirmative election to exercise such rights to be sent in writing to the Selling Members within 45 days after receipt of the Selling Members' notice (the "Election Notice"). The Election Notice shall state the amount of interests which such Party desires to sell at the price stated in the Sale Notice, which shall be equal to (or less than) the Profit Participating Percentage


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                  held  by  such  participating  Party  multiplied  by the  same
                  percentage   as  the   percentage   of  Profit   Participating
                  Percentage  to be sold by the  Selling  Members  bears  to the
                  total   number  of  Profit   Participating   Percentage   then
                  outstanding. The amount of Profit Participating Percentage specified in the Election Notice shall then be purchased by the purchaser or purchasers of Profit Participating Percentage of the Selling Members at the same price and at the same time as the purchase of the Profit Participating Percentage of the Selling Members Member and as a condition to approval of such transfer.



Prepayment:       No penalty or  restriction;  provided that Lender will receive reasonable advance notice of prepayment to allow exercise of conversion option.

Security:         To  be  negotiated   with  borrower.   Atlas  will  provide  a
                  non-recourse guarantee to the extent of management fees received after a loan default.

Default Provisions:   Customary

Closing:          Within 30 days after the Commencement

Documentation:    Final  documentation  will be prepared which reflect the terms described herein

Documentation and Closing Costs:    Paid by borrower.

      Lender agrees to the  general  terms  outlined  above in  addition in con-
                  sideration of $10 dollars and other good and valuable consideration receipt of which is hereby acknowledged lender agrees to be bound by the Tag-Along Rights as written above.

                               /s/ Geoffrey T. Woolley
                               -------------------------
                               Geoffrey T. Woolley